SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 10, 2009

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51476	20-2903526
(Commission File Number)	(I.R.S. Employer Identification No.)

248 Route 25A, No. 2, East Setauket, New York	11733
(Address of Principal Executive Offices)	(Zip Code)

631-942-7959

(Registrant’s Telephone Number, Including Area Code)

Item 1.01	Entry into a Material Agreement

Effective August 10, 2009, Lixte Biotechnology Holdings, Inc. (the “Company”) entered into Amendment No. 6 to the Cooperative Research and Development Agreement (“CRADA”) with the National Institute of Neurological Disorders and Stroke of the National Institutes of Health pursuant to which the term of the CRADA was extended from September 30, 2009 through September 30, 2011.  Pursuant to the amendment, the Company has agreed to aggregate payments of $100,000 in two installments of $50,000 each payable on October 1, 2010 and January 5, 2011, inclusive of any prior unpaid commitments.

Item 9.01	Financial Statements and Exhibit

(d) Exhibits

Exhibit 10.1	Amendment 6 to CRADA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

Date: August 12, 2009	By:	/s/ John S. Kovach
John S. Kovach, Chairman of the Board and Chief Executive Officer (principal executive officer